UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 22, 2008
Gilla Inc.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)
000-28107 88-0399260
(Commission File Number) (IRS Employer Identification No.)
112 North Curry Street, Carson City, NV 89703
(Address of Principal Executive Offices)  (Zip Code)
(416) 884-8807
(Registrant’s Telephone Number, Including Area Code)
(Former Name of Former Address, if Changed Since Last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section
Item 1.01 Entry into a Material Definitive Agreement
On August 13, 2008, Gilla Inc.(Gilla) and Terra Merchant Resources Inc. (Terra), have entered into a proposal where Gilla agrees to acquire all of the issued and outstanding common shares of Terra. Amongst other conditions are, completion of Due Diligence on both sides and closing of the Private Placement for each company.

Terra is a private Canadian Company which has an early stage gold exploration project in Angola which has received a NI-43101 Compliant Report.

GILLA INC.
By:
Georges Benarroch, President

August 22, 2008